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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 14, 2005
Date of Report (Date of earliest event reported)

CPAC, INC.
(Exact name of registrant as specified in its charter)

New York	0-9600	16-0961040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, Leicester, New York 14481
(Address of Principal Executive Offices and Zip Code)

(585) 382-3223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following Press Release is hereby filed under Section 5, Item 5.02 of this Form 8-K Current Report, to report the appointment of two new Independent Directors.

For Immediate Release
2364 Leicester Rd. Leicester NY, 14481 USA cpac.com		COMPANY CONTACTS: Wendy F. Clay, VP, Admin Karen G. McCulley, Mgr., Corp Comm 585-382-3223

CPAC Expands Board of Directors;
Adds Former CEOs of Bausch & Lomb and Katy Industries

Leicester, NY, April 14, 2005 - CPAC, Inc. (Nasdaq: CPAK) today announced the appointment of William M. Carpenter and John R. Prann, Jr. to its Board of Directors, bringing the total number of directors to eight, six of whom are independent members.

Mr. Carpenter, age 52, is currently the Managing Director of UniCorp Ventures LLC, a company that provides commercialization resources and expertise to help research-based universities, inventors, and corporations more effectively capture the economic value of their intellectual property. Mr. Carpenter previously served as Chairman and CEO of Bausch & Lomb, a global leader in eye care and optic health. During his tenure there, he strategically reshaped the business portfolio to create a comprehensive healthcare company for the eye, buying and selling over $2B in assets during the transition. Prior to that, Mr. Carpenter was President and CEO of Reckitt & Colman, Inc., the North American business of Reckitt Benckiser, a global leader in household products.

Mr. Prann, age 54, spent eight years as President, CEO, and COO of Katy Industries, Inc., a global industrial cleaning supply and consumer electrical products manufacturer. Prior to Katy, Mr. Prann was the President and CEO of CRL, Inc., a company with manufacturing, equity, and real estate holdings, and President and CEO of Profile Gear Corporation, a gear and transmission manufacturer.

Mr. Carpenter holds a BA from Dartmouth College and an MBA from the Kellogg Graduate School of Management at Northwestern University. He is a member of the Board of Trustees of the University of Rochester, and serves on the Visiting Committee of its Simon Graduate School of Business. He also serves on the Board of McQuaid Jesuit, a college preparatory school, and is a member and past Chairman of the Stewardship Council of the Diocese of Rochester, NY, an advisory body for the Bishop and Diocese. In addition, he is a Director for two biotechnology companies, Pericor Science and Oyagen.

Mr. Prann received his BA in Biology from The University of California, Riverside, and earned an MBA from the University of Chicago. He is a former Trustee of the Student Leadership Institute, a scholarship program at University of Colorado, and is former Vice Chair of the Springtime Committee, Cardinal Cushing School. His service as a Director includes the Corrections Corporation of America and Dynojet Research, Inc.

Thomas N. Hendrickson, CPAC, Inc. President and CEO said, "CPAC's Board of Directors is pleased that these two gentlemen have agreed to join us. Their backgrounds are complementary to our business strategies and we look forward to receiving the benefit of their insights. Mr. Carpenter brings a wealth of retail, marketing, and general management experience, in addition to his strength in acquisitions and divestures. Mr. Prann is experienced in the commercial cleaning industry and market. His early career was spent in M & A, leading the valuation services groups for both Arthur D. Little Valuation, Inc. and Deloitte & Touche. We anticipate their contributions will be instrumental in corporate long range planning and governance issues."

About CPAC, Inc.

Established in 1969, CPAC, Inc. (www.cpac.com) manages holdings in two industries. The Fuller Brands segment manufactures commercial, industrial, and household cleaning products, as well as custom brushes and personal care lines. The CPAC Imaging segment develops and markets innovative Imaging chemicals, equipment, and supplies at six business units worldwide. Products are sold under more than 350 registered trademarks. Stock is traded under the symbol: CPAK.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect CPAC's business and prospects, including economic, competitive, governmental, technological, and other factors discussed in CPAC's filings with the Securities and Exchange Commission.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 15, 2005		CPAC, Inc. (Registrant)
	By:	/s/ Thomas J. Weldgen
Thomas J. Weldgen Vice President Finance and Chief Financial Officer